EXECUTION COPY

RUBY TUESDAY, INC.

SECOND AMENDMENT

Dated as of November 30, 2007

to

NOTE PURCHASE AGREEMENT

Dated as of April 1, 2003

Re:

$85,000,000 4.69% Amended and Restated Senior Notes, Series A, due April 1, 2010

$65,000,000 5.42% Amended and Restated Senior Notes, Series B, due April 1, 2013

SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT

THIS SECOND AMENDMENT dated as of November 30, 2007 (the or this “Second Amendment”) to that certain Note Purchase Agreement dated as of April 1, 2003 is between RUBY TUESDAY, INC., a Georgia corporation (the “Company”), and each of the institutional investors listed on the signature pages hereto (collectively, the “Noteholders”):

RECITALS:

A.        The Company and each of the Purchasers (as defined in the hereinafter defined Note Purchase Agreement) heretofore entered into that certain Note Purchase Agreement dated as of April 1, 2003 (as amended by that certain First Amendment dated as of October 1, 2003, the “Original Note Purchase Agreement”). Pursuant to the Original Note Purchase Agreement, the Company issued and has presently outstanding (i) $85,000,000 aggregate principal amount of its 4.69% Senior Notes, Series A, due April 1, 2010 (the “Original Series A Notes”) and (ii) $65,000,000 aggregate principal amount of its 5.42% Senior Notes, Series B, due April 1, 2013 (the “Original Series B Notes”; said Original Series B Notes together with the Original Series A Notes are hereinafter collectively referred to as the “Original Notes”). The Noteholders are the holders of 100% of the outstanding principal amount of the Original Notes.

B.        The Company and the Noteholders now desire to (i) amend the Original Note Purchase Agreement in the respects, but only in the respects, hereinafter set forth and (ii) amend and restate (a) the Original Series A Notes in the form of Exhibit 1(a) attached hereto and (b) the Original Series B Notes in the form of Exhibit 1(b) attached hereto (collectively, the “Amended and Restated Notes”).

C.        Capitalized terms used herein shall have the respective meanings ascribed thereto in the Original Note Purchase Agreement unless herein defined or the context shall otherwise require.

D.        All requirements of law have been fully complied with and all other acts and things necessary to make this Second Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

Now, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Second Amendment set forth in Section 3.1 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree as follows:

SECTION 1.	AMENDMENTS.

1.1.      Section 7.1 of the Original Note Purchase Agreement shall be and is hereby amended by redesignating clauses (h) and (i) to be clauses (i) and (j), and adding a new clause (h) which shall read as follows:

“(i)      Notice of a Covenant Flex Event — during any fiscal quarter of the Company, beginning with the fiscal quarter ending on December 4, 2007 to and including the fiscal quarter ending on June 2, 2009, (1) promptly, and in any event within five Business Days after a Responsible Officer becoming aware that a Covenant Flex Event has occurred, a written notice setting forth the nature thereof and advising the holders of the Notes that the per annum rate of interest on the Series A Notes and the Series B Note will be 5.69% and 6.42%, respectively, for each day of the immediately succeeding fiscal quarter of the Company, or (2) if during such fiscal quarter no Covenant Flex Event shall have occurred, within 45 days of the end of such fiscal quarter, a written notice to such effect; ”

1.2.      Section 10.1 of the Original Note Purchase Agreement shall be and is hereby amended in its entirety to read as follows:

Section 10.1.   Fixed Charges Coverage Ratio. The Company will not, at any time, permit the Fixed Charges Coverage Ratio to be less than:

PERIOD	RATIO
From and after November 30, 2007 to and including December 2, 2008	1.85 to 1.00
From and after December 3, 2008 to and including June 2, 2009	1.90 to 1.00
Thereafter	2.00 to 1.00

1.3.      Section 10.2 of the Original Note Purchase Agreement shall be and is hereby amended in its entirety to read as follows:

Section 10.2.   Adjusted Total Debt to Consolidated EBITDAR Ratio. The Company will not, at any time, permit the ratio of Adjusted Total Debt to Consolidated EBITDAR for the then most recently ended period of four consecutive fiscal quarters of the Company to be greater than:

PERIOD	RATIO
From and after November 30, 2007 to and including December 2, 2008	3.75 to 1.00
From and after December 3, 2008 to and including June 2, 2009	3.50 to 1.00
Thereafter	3.25 to 1.00

1.4.      Schedule B to the Original Note Purchase Agreement shall be and is hereby amended by adding the following definition in the proper alphabetical order:

“Covenant Flex Event” shall mean, at any time, either (a) the Fixed Charges Coverage Ratio is less than 2.00 to 1.00 or (b) the ratio of Adjusted Total Debt to EBITDAR for the then most recently ended period of four consecutive fiscal quarters of the Company is greater than 3.25 to 1.00.

1.5.      Exhibit 1(a) and Exhibit 1(b) to the Original Note Purchase Agreement shall be and are hereby amended in their entirety to read as Exhibit 1(a) and Exhibit 1(b) to this Second Amendment.

SECTION 2.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

2.1.      To induce the Noteholders to execute and deliver this Second Amendment (which representations shall survive the execution and delivery of this Second Amendment), the Company represents and warrants to the Noteholders that:

(a)       this Second Amendment has been duly authorized by all requisite corporate action on the part of the Company, duly executed and delivered by the Company and this Second Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(b)       the Original Note Purchase Agreement, as amended by this Second Amendment, constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(c)       the Amended and Restated Notes have been duly authorized by all requisite corporate action on the part of the Company, duly executed and delivered by the Company and the Amended and Restated Notes constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable against it in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(d)       the execution, and delivery of this Second Amendment and the Amended and Restated Notes and the performance by the Company of this Second Amendment, the Original Note Purchase Agreement, as amended by this Second Amendment, and the Amended and Restated Notes (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 2.1(d);

(e)       as of the date hereof and after giving effect to this Second Amendment, no Default or Event of Default has occurred which is continuing;

(f)        all the representations and warranties contained in Section 5 of the Note Purchase Agreement are true and correct in all material respects with the same force and effect as if made by the Company on and as of the date hereof; provided that, any representation and warranty that, by its terms speaks as of another specified date shall be made as of such date; and

(g)       the amendment fee paid to the lenders in respect of the Bank Credit Agreement does not exceed 0.1% of the principal amount of the Debt outstanding under the Bank Credit Agreement.

SECTION 3.	CONDITIONS TO EFFECTIVENESS OF THIS SECOND AMENDMENT.

3.1.      Upon satisfaction of each and every one of the following conditions, this Second Amendment shall become effective as of November 30, 2007 (the “Effective Date”):

(a)       executed counterparts of this Second Amendment, duly executed by the Company and the holders of more than 50% of the outstanding principal of the Original Notes, shall have been delivered to the Noteholders;

(b)       the Amended and Restated Notes, duly executed by the Company, shall have been delivered to the appropriate Noteholders;

(c)       each Guarantor shall have duly executed the Reaffirmation of Guaranty Agreement attached hereto;

(d)       the representations and warranties of the Company set forth in Section 2 hereof are true and correct on and with respect to the date hereof;

(e)       the Company shall have delivered to each Noteholder evidence that the Bank Credit Agreement has been amended in substantially the same manner as the Original Note Purchase Agreement has been amended by this Second Amendment;

(f)        the Company shall have delivered to each Noteholder an Officer’s Certificate, dated the Effective Date, certifying that the conditions specified in Section 3.1(d) hereof have been fulfilled;

(g)       the Company shall have delivered to each Noteholder a certificate certifying as to the resolutions attached thereto and other proceedings relating to the authorization, execution and delivery of this Second Amendment and the Amended and Restated Notes;

(h)       each Noteholder shall have received an opinion from Hunton & Williams LLP, special counsel for the Company, dated the Effective Date, in scope, form and substance satisfactory to the Required Holders;

(i)        each Noteholder shall have received, by payment in immediately available funds to the account of such Noteholder set forth in Schedule A to the Note Purchase Agreement or at such other account as such Noteholder shall have specified to the Company in writing for such purpose the amount set forth opposite such Noteholder’s name in Schedule 1 attached hereto; and

(j)        the Company shall have paid the reasonable fees and expenses of Schiff Hardin LLP, special counsel to the Noteholders, in connection with the negotiation, preparation, approval, execution and delivery of this Second Amendment.

Upon receipt of all of the foregoing, this Second Amendment shall become effective.

SECTION 4.	MISCELLANEOUS.

4.1.      This Second Amendment shall be construed in connection with and as part of the Original Note Purchase Agreement, and except as modified and expressly amended by this Second Amendment, all terms, conditions and covenants contained in the Original Note Purchase Agreement are hereby ratified and shall be and remain in full force and effect.

4.2.      Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Second Amendment may refer to the Original Note Purchase Agreement without making specific reference to this Second Amendment but nevertheless all such references shall include this Second Amendment unless the context otherwise requires.

4.3.      The descriptive headings of the various Sections or parts of this Second Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

4.4.      This Second Amendment shall be governed by and construed in accordance with the laws of the State of Illinois.

[Remainder of page intentionally left blank.]

4.5.      The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Second Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

RUBY TUESDAY, INC.

By	/s/ Marguerite N. Duffy

Its Senior Vice President

Accepted and Agreed to:

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By /s/ David A. Barras

Name: David A. Barras

Title: Its Authorized Representative

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, for its Group Annuity Separate Account

By	/s/ David A Barras

Name: David A. Barras

Title: Its Authorized Representative

Accepted and Agreed to:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By: /s/ Robert Derrick

Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By:	Prudential Investment Management, Inc.
as Investment Manager

By:/s/ Robert Derrick

Vice President

PRUCO LIFE INSURANCE COMPANY

By: /s/ Robert Derrick

Assistant Vice President

GIBRALTAR LIFE INSURANCE CO., LTD.

By: Prudential Investment Management
(Japan), Inc., as Investment Manager

By: Prudential Investment Management, Inc.,
as Sub-Adviser

By:/s/ Robert Derrick

Vice President

Accepted and Agreed to:

ZURICH AMERICAN INSURANCE COMPANY

By: Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By: Prudential Private Placement Investors, Inc.
(as its General Partner)

By/s/ Robert Derrick

Vice President

Accepted and Agreed to:

PHOENIX LIFE INSURANCE COMPANY

By /s/ John H. Beers

Name: John H. Beers

Title: Vice President

Accepted and Agreed to:

NATIONWIDE LIFE INSURANCE COMPANY

By /s/ Thomas S. Leggett

Name: Thomas S. Leggett

Title:  Authorized Signatory

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

By /s/ Thomas S. Leggett

Name: Thomas S. Leggett

Title:  Authorized Signatory

NATIONWIDE LIFE INSURANCE COMPANY OF AMERICA

By /s/ Thomas S. Leggett

Name: Thomas S. Leggett

Title:  Authorized Signatory

NATIONWIDE LIFE AND ANNUITY COMPANY OF AMERICA

By /s/ Thomas S. Leggett

Name: Thomas S. Leggett

Title:  Authorized Signatory

Accepted and Agreed to:

NATIONWIDE MUTUAL FIRE INSURANCE COMPANY

By /s/ Thomas S. Leggett

Name: Thomas S. Leggett

Title:  Authorized Signatory

Accepted and Agreed to:

UNITED OF OMAHA LIFE INSURANCE COMPANY

By /s/ Curtis R. Caldwell

Name: Curtis R. Caldwell

Title: Vice President

COMPANION LIFE INSURANCE COMPANY

By /s/ Curtis R. Caldwell

Name: Curtis R. Caldwell

Title: Authorized Signer

Accepted and Agreed to:

MODERN WOODMEN OF AMERICA

By /s/ Douglas A. Pannier

Name: Douglas A. Pannier

Title: Supervisor- Private Placements

Accepted and Agreed to:

ASSURITY LIFE INSURANCE COMPANY

By /s/ Victor Weber

Name: Victor Weber

Title: Senior Director- Investments

Accepted and Agreed to:

BANC OF AMERICA SECURITIES LLC

By /s/ Michael Roof

Name: Michael Roof

Title: Vice President

REAFFIRMATION OF GUARANTY AGREEMENT

The undersigned Guarantors hereby acknowledge and agree to the foregoing Second Amendment to Note Purchase Agreement and reaffirm the Guaranty Agreement dated as of April 1, 2003 given in favor of each Noteholder and their respective successors and assigns.

RTBD, INC.

By /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy

Title: President

RUBY TUESDAY, LLC

By /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy

Title: Vice President

FEE SCHEDULE

The Northwestern Mutual Life Insurance Company	$39,000
The Northwestern Mutual Life Insurance Company,	1,000
For its Group Annuity Separate Account
The Prudential Insurance Company of America	5,500
Prudential Retirement Insurance and Annuity Company	15,400
Pruco Life Insurance Company	4,300
Gibraltar Life Insurance Co., Ltd.	5,500
Zurich American Insurance Company	4,300
Phoenix Life Insurance Company	9,000
Nationwide Life Insurance Company	14,000
Nationwide Life and Annuity Insurance Company	7,000
Nationwide Life Insurance Company of America	2,000
Nationwide Life and Annuity Company of America	2,000
Nationwide Mutual Fire Insurance Company	4,000
United of Omaha Life Insurance Company	20,000
Companion Life Insurance Company	2,000
Modern Woodmen of America	8,000
Assurity Life Insurance Company	2,000
Banc of America Securities LLC	5,000

Total:	$150,000

SCHEDULE 1

(to Second Amendment)

FORM OF AMENDED AND RESTATED SERIES A NOTE

RUBY TUESDAY, INC.

4.69% Amended and Restated Senior Note, Series A, due April 1, 2010

No. RA-______	___________, 20__
$____________	PPN 781182 A#7

FOR VALUE RECEIVED, the undersigned, RUBY TUESDAY, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Georgia, hereby promises to pay to ________________, or registered assigns, the principal sum of ________________ DOLLARS on April 1, 2010, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the Applicable Series A Note Rate (as hereinafter defined) from the date hereof, payable semiannually, on the first day of April and October in each year, commencing with the April 1 or October 1 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (1) 2.00% over the Applicable Series A Note Rate at such time and (2) 2.00% over the rate of interest publicly announced by Bank of America, N.A., from time to time in Chicago, Illinois as its “reference” rate. “Applicable Series A Note Rate” shall mean 4.69% per annum; provided that, if at any time during any fiscal quarter of the Company, beginning with the fiscal quarter ending on December 4, 2007 to and including the fiscal quarter ending on June 2, 2009, a Covenant Flex Event (as defined in the Note Purchase Agreement referred to below) shall have occurred, “Applicable Series A Note Rate” for each day of the immediately succeeding fiscal quarter of the Company shall mean 5.69% per annum.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal offices of Bank of America, N.A., in Chicago, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Amended and Restated Senior Notes (herein called the “Notes”) issued pursuant to that certain Note Purchase Agreement dated as of April 1, 2003 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6 of the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written

EXHIBIT 1(a)

(to Second Amendment)

instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Illinois excluding the choice of law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

RUBY TUESDAY, INC.

BY ___________________________
ITS _________________________

E-1(a)-2

FORM OF AMENDED AND RESTATED SERIES B NOTE

RUBY TUESDAY, INC.

5.42% Amended and Restated Senior Note, Series B, due April 1, 2013

No. RB-______	___________, 20__
$____________	PPN 78112 B*0

FOR VALUE RECEIVED, the undersigned, RUBY TUESDAY, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Georgia, hereby promises to pay to ________________, or registered assigns, the principal sum of ________________ DOLLARS on April 1, 2013 with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the Applicable Series B Note Rate from the date hereof, payable semiannually, on the first day of April and October in each year, commencing with the April 1 or October 1 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (1) 2.00% over the Applicable Series B Note Rate at such time and (2) 2.00% over the rate of interest publicly announced by Bank of America, N.A., from time to time in Chicago, Illinois as its “reference” rate. “Applicable Series B Note Rate” shall mean 5.42% per annum; provided that, if at any time during any fiscal quarter of the Company, beginning with the fiscal quarter ending on December 4, 2007 to and including the fiscal quarter ending on June 2, 2009, a Covenant Flex Event (as defined in the Note Purchase Agreement referred to below) shall have occurred, “Applicable Series B Note Rate” for each day of the immediately succeeding fiscal quarter of the Company shall mean 6.42% per annum.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal offices of Bank of America, N.A., in Chicago, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Amended and Restated Senior Notes (herein called the “Notes”) issued pursuant to that certain Note Purchase Agreement dated as of April 1, 2003 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6 of the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney

EXHIBIT 1(b)

(to Note Purchase Agreement)

duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Illinois excluding the choice of law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

RUBY TUESDAY, INC.

BY ___________________________
ITS _________________________

E-1(b)-2

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